Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-557-1571 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER
NET INCOME OF $396.2 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.86

Total Revenue $1.8 billion	Return on Average Common Equity 15.7%	Common Equity Tier 1 Capital 10.5%

CHICAGO, JULY 20, 2022 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.86, compared to $1.77 in the first quarter of 2022 and $1.72 in the second quarter of 2021. Net income was $396.2 million, compared to $389.3 million in the prior quarter and $368.1 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust delivered a solid second quarter financial performance, including revenue growth of 12%, earnings per share growth of 8%, both compared to the prior year, and return on average common equity of 15.7%. The elimination of fee waivers and our continued new business generation contributed to a 6% increase in trust, investment and other servicing fees, while rising interest rates drove a 37% increase in net interest income. Expenses grew 9%, reflecting growth and investment in our business, coupled with continued inflationary pressures. This combination resulted in three points of positive operating leverage compared to the prior year. As announced yesterday, our Board of Directors increased our dividend 7% to $0.75 per share for the third quarter, reflecting the strength of our balance sheet and capital position. As we look to the second half of the year, we remain focused on serving our clients, executing on our long-term growth priorities, and investing prudently for the future.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q2 2022 vs.
($ In Millions except per share data)	Q2 2022	Q1 2022	Q2 2021	Q1 2022	Q2 2021
Trust, Investment and Other Servicing Fees	$1,143.4	$1,168.4	$1,075.4	(2)%	6%
Other Noninterest Income	166.6	169.3	169.3	(2)	(2)
Net Interest Income (FTE*)	469.8	387.7	343.9	21	37
Total Revenue (FTE*)	$1,779.8	$1,725.4	$1,588.6	3%	12%

Noninterest Expense	$1,223.6	$1,205.9	$1,120.8	1%	9%
Provision for Credit Losses	4.5	2.0	(27.0)	125	N/M
Provision for Income Taxes	144.4	121.5	118.4	19	22
FTE Adjustment*	11.1	6.7	8.3	68	35
Net Income	$396.2	$389.3	$368.1	2%	8%

Earnings Allocated to Common and Potential Common Shares	$388.3	$370.0	$360.2	5%	8%
Diluted Earnings per Common Share	$1.86	$1.77	$1.72	5%	8%
Return on Average Common Equity	15.7%	14.2%	13.7%
Return on Average Assets	1.03%	0.97%	0.96%
Average Assets	$154,084.1	$162,143.0	$154,300.1	(5)%	—%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION SECOND QUARTER 2022 RESULTS

ACCOUNTING RECLASSIFICATION
Beginning in the first quarter of 2022, Trust, Investment and Other Servicing fees were impacted by the change in classification of certain fees that were previously recorded in Other Operating Income or as a reduction of Other Operating Expense but resulted in no impact to net income. The accounting reclassification increased Trust, Investment and Other Servicing fees in the current-year quarter by $17.3 million, with a $6.9 million decrease in Other Operating Income and a $10.4 million increase in Other Operating Expense. The classification changes are deemed to be a better representation of the underlying nature of the business as they are directly tied to client asset levels and the related services are more akin to our core service offerings. Prior-year amounts have not been reclassified.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change June 30, 2022 vs.
($ In Billions)	June 30, 2022*	March 31, 2022	June 30, 2021	March 31, 2022	June 30, 2021
Assets Under Custody/Administration
Asset Servicing	$12,812.2	$14,513.0	$14,754.1	(12)%	(13)%
Wealth Management	921.5	1,031.1	973.0	(11)	(5)
Total Assets Under Custody/Administration	$13,733.7	$15,544.1	$15,727.1	(12)%	(13)%
Assets Under Custody(1)
Asset Servicing	$9,771.2	$10,987.5	$11,260.8	(11)%	(13)%
Wealth Management	913.0	1,022.9	967.8	(11)	(6)
Total Assets Under Custody	$10,684.2	$12,010.4	$12,228.6	(11)%	(13)%
Assets Under Management
Asset Servicing	$950.0	$1,091.6	$1,168.3	(13)%	(19)%
Wealth Management	352.8	396.2	371.1	(11)	(5)
Total Assets Under Management	$1,302.8	$1,487.8	$1,539.4	(12)%	(15)%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q2 2022 vs.
($ In Millions)	Q2 2022	Q1 2022	Q2 2021	Q1 2022	Q2 2021
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$433.8	$452.7	$454.9	(4)%	(5)%
Investment Management	148.4	146.9	100.7	1	47
Securities Lending	21.6	18.8	19.5	14	11
Other	38.9	44.0	36.4	(11)	7
Total Asset Servicing	$642.7	$662.4	$611.5	(3)%	5%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$177.4	$181.7	$174.3	(2)%	2%
East	128.1	134.0	127.2	(4)	1
West	98.7	101.4	93.8	(3)	5
Global Family Office (GFO)	96.5	88.9	68.6	9	41
Total Wealth Management	$500.7	$506.0	$463.9	(1)%	8%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,143.4	$1,168.4	$1,075.4	(2)%	6%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees decreased sequentially and increased from the prior-year quarter.
▪Custody and fund administration decreased sequentially primarily due to unfavorable currency translation and unfavorable markets. Custody and fund administration decreased from the prior-year quarter primarily due to unfavorable currency translation, partially offset by new business.
▪Investment management fees increased sequentially primarily due to lower money market mutual fund fee waivers, partially offset by client outflows and unfavorable markets. Investment management fees increased from the prior-year quarter primarily due to lower money market mutual fund fee waivers and the accounting reclassification previously discussed, partially offset by client outflows.
▪Other trust, investment and other servicing fees decreased sequentially primarily due to prior quarter fees associated with seasonal benefit payment services.

NORTHERN TRUST CORPORATION SECOND QUARTER 2022 RESULTS
Total Wealth Management trust, investment and other servicing fees decreased sequentially and increased from the prior-year quarter.
•Fees in the regions (Central, East and West) decreased sequentially primarily due to unfavorable markets, partially offset by lower money market mutual fund fee waivers. Fees in the regions increased from the prior-year quarter primarily due to lower money market mutual fund fee waivers and new business.
•Fees in GFO increased sequentially primarily due to lower money market mutual fund fee waivers, partially offset by unfavorable markets. Fees in GFO increased from the prior-year quarter primarily due to lower money market mutual fund fee waivers, new business and favorable markets.

OTHER NONINTEREST INCOME
				% Change Q2 2022 vs.
($ In Millions)	Q2 2022	Q1 2022	Q2 2021	Q1 2022	Q2 2021
Other Noninterest Income
Foreign Exchange Trading Income	$77.6	$80.9	$70.6	(4)%	10%
Treasury Management Fees	10.6	11.1	11.3	(5)	(6)
Security Commissions and Trading Income	32.8	36.2	33.0	(9)	(1)
Other Operating Income	45.6	41.1	54.4	11	(16)
Investment Security Gains (Losses), net	—	—	—	N/M	N/M
Total Other Noninterest Income	$166.6	$169.3	$169.3	(2)%	(2)%
N/M - Not meaningful
Foreign exchange trading income decreased sequentially primarily driven by lower client volumes and increased from the prior-year quarter primarily due to higher client volumes.
Security commissions and trading income decreased sequentially primarily due to lower revenue from core brokerage.
Other operating income increased sequentially primarily driven by nonrecurring items. Other operating income decreased compared to the prior-year quarter primarily driven by lower miscellaneous income and the accounting reclassification previously discussed, partially offset by other nonrecurring items. The lower miscellaneous income in the prior-year quarter comparison was primarily associated with a market value decrease in the supplemental compensation plans, which also resulted in a related decrease in supplemental compensation plan expense reported in other operating expense.

NET INTEREST INCOME
				% Change Q2 2022 vs.
($ In Millions)	Q2 2022	Q1 2022	Q2 2021	Q1 2022		Q2 2021
Net Interest Income
Interest Income (FTE*)	$535.9	$390.2	$351.4	37%		52%
Interest Expense	66.1	2.5	7.5	N/M		N/M
Net Interest Income (FTE*)	$469.8	$387.7	$343.9	21%		37%
Average Earning Assets	$139,902	$149,768	$142,024	(7)%		(1)%
Net Interest Margin (FTE*)	1.35%	1.05%	0.97%	30	bps	38	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis increased sequentially primarily due to a higher net interest margin and nonrecurring interest received from certain nonaccrual loans, partially offset by lower average earning assets. Net interest income on an FTE basis increased from the prior-year quarter primarily due to a higher net interest margin, a favorable balance sheet mix shift and nonrecurring interest received from certain nonaccrual loans.
The net interest margin on an FTE basis increased sequentially and from the prior year primarily due to higher average interest rates, favorable balance sheet mix and nonrecurring interest received from certain nonaccrual loans.
Average earning assets decreased sequentially primarily due to lower levels of short-term interest-bearing deposits with banks and lower levels of securities, partially offset by higher levels of loans. Average earning assets decreased from the prior-year quarter primarily due to lower levels of securities and short-term interest-bearing deposits with banks, partially offset by higher levels of loans. The decline in the size of the average balance sheet was primarily the result of lower levels of client deposits.

NORTHERN TRUST CORPORATION SECOND QUARTER 2022 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change June 30, 2022 vs.
($ In Millions)	June 30, 2022	March 31, 2022	June 30, 2021	March 31, 2022	June 30, 2021
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$189.9	$184.7	$230.8	3%	(18)%
Provision for Credit Losses	4.5	2.0	(27.0)	125	N/M
Net Recoveries (Charge-Offs)	5.5	3.2	3.2	N/M	N/M
Ending Allowance for Credit Losses	$199.9	$189.9	$207.0	5%	(3)%
Allowance assigned to:
Loans and Leases	$138.2	$136.3	$148.8	1%	(7)%
Undrawn Loan Commitments and Standby Letters of Credit	43.5	37.5	46.5	16	(6)
Debt Securities and Other Financial Assets	18.2	16.1	11.7	13	56
Ending Allowance for Credit Losses	$199.9	$189.9	$207.0	5%	(3)%
N/M - Not meaningful
Q2 2022
The provision in the current quarter was primarily due to an increase in the reserve evaluated on a collective basis, partially offset by recoveries in the current quarter. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics. The increase in the collective basis reserve was primarily driven by a projected decline in economic conditions as compared to the previous period, partially offset by improvements in credit quality mainly within the commercial real estate and commercial and institutional portfolios.
Q1 2022
The provision in the prior quarter was primarily due to an increase in the reserve evaluated on an individual basis for two commercial borrowers, partially offset by a slight decrease in the reserve evaluated on a collective basis. The decrease in the collective basis reserve was primarily due to continued improvements in credit quality mainly within the commercial real estate portfolio, partially offset by increases in the reserve driven by projected economic conditions at the time.
Q2 2021
The release of credit reserves in the prior-year quarter was primarily due to a decrease in the reserve evaluated on a collective basis, driven by continued improvements in overall projected economic conditions at the time, as well as improved industry-specific conditions, partially offset by credit deterioration associated with a limited number of commercial real estate loans and overall portfolio growth.

NORTHERN TRUST CORPORATION SECOND QUARTER 2022 RESULTS

NONINTEREST EXPENSE
				% Change Q2 2022 vs.
($ In Millions)	Q2 2022	Q1 2022	Q2 2021	Q1 2022	Q2 2021
Noninterest Expense
Compensation	$546.5	$563.9	$486.3	(3)%	12%
Employee Benefits	119.6	104.3	118.4	15	1
Outside Services	213.1	213.4	218.1	—	(2)
Equipment and Software	203.5	193.5	178.3	5	14
Occupancy	51.0	51.1	52.2	—	(2)
Other Operating Expense	89.9	79.7	67.5	13	33
Total Noninterest Expense	$1,223.6	$1,205.9	$1,120.8	1%	9%
End of Period Full-Time Equivalent Staff	22,500	21,700	20,600	4%	9%
Compensation expense decreased sequentially primarily due to lower equity incentives, partially offset by higher salary expense. Compensation expense increased compared to the prior-year quarter primarily due to higher salary expense and cash-based incentives, partially offset by favorable currency translation.
Employee benefits expense increased sequentially primarily due to a $20.3 million pension settlement charge in the current quarter.
Outside services expense decreased compared to the prior-year quarter primarily due to lower third-party advisory fees and technical services costs, partially offset by higher consulting services.
Equipment and software expense increased sequentially and compared to the prior-year quarter primarily due to higher software costs driven by continued technology investments as well as amortization.
Other operating expense increased sequentially primarily due to higher business promotion and staff-related expense. Other operating expense increased compared to the prior-year quarter primarily due to the accounting reclassification previously discussed, higher business promotion, and other miscellaneous expense, partially offset by lower supplemental compensation plan expense. The lower supplemental compensation plan expense in the prior-year quarter comparison resulted in a related decrease in miscellaneous income reported in noninterest income.

PROVISION FOR INCOME TAX
				% Change Q2 2022 vs.
($ In Millions)	Q2 2022	Q1 2022	Q2 2021	Q1 2022		Q2 2021
Net Income
Income before Income Taxes	$540.6	$510.8	$486.5	6%		11%
Provision for Income Taxes	144.4	121.5	118.4	19		22
Net Income	$396.2	$389.3	$368.1	2%		8%
Effective Tax Rate	26.7%	23.8%	24.3%	291	bps	236	bps
bps - basis points
The effective tax rate increased sequentially primarily due to a higher net tax impact from international operations in the current period, which includes a change in the earnings mix in tax jurisdictions in which the Corporation operates, limitations on the U.S. foreign tax credit, and reserves for uncertain tax positions. The effective tax rate increased compared to the prior-year quarter primarily due to a higher net tax impact from international operations, which includes a change in the earnings mix in tax jurisdictions in which the Corporation operates, limitations on the U.S. foreign tax credit, and reserves for uncertain tax positions, partially offset by the deferred tax impact of the UK statutory tax rate increase enacted in the prior-year quarter.

NORTHERN TRUST CORPORATION SECOND QUARTER 2022 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $148.3 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $148.0 million to common stockholders and repurchased 2,844 shares of common stock, all of which were withheld related to share-based compensation, at a total cost of $0.3 million ($110.36 average price per share). The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2022, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
An increase in accumulated other comprehensive loss, which was primarily due to an increase in net unrealized losses on the available for sale debt securities portfolio largely from higher interest rates, contributed to the current quarter’s change in capital ratios from the prior period.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	June 30, 2022*		March 31, 2022		June 30, 2021
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	10.5%	11.6%	11.4%	12.1%	12.0%	13.1%	N/A	4.5%
Tier 1 Capital	11.5	12.7	12.4	13.2	13.1	14.2	6.0	6.0
Total Capital	12.6	13.7	13.6	14.2	14.5	15.5	10.0	8.0
Tier 1 Leverage	6.7	6.7	6.5	6.5	7.1	7.1	N/A	4.0
Supplementary Leverage	N/A	7.6	N/A	7.9	N/A	8.2	N/A	3.0

	June 30, 2022*		March 31, 2022		June 30, 2021
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.0%	12.3%	11.7%	12.6%	12.3%	13.6%	6.5%	4.5%
Tier 1 Capital	11.0	12.3	11.7	12.6	12.3	13.6	8.0	6.0
Total Capital	11.9	13.1	12.6	13.4	13.6	14.7	10.0	8.0
Tier 1 Leverage	6.3	6.3	6.1	6.1	6.7	6.7	5.0	4.0
Supplementary Leverage	N/A	7.2	N/A	7.4	N/A	7.7	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION SECOND QUARTER 2022 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2022		2021
($ in Millions)	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Interest Income
Interest Income - GAAP	$524.8	$383.5	$362.2	$351.3	$343.1
Add: FTE Adjustment	11.1	6.7	10.0	10.7	8.3
Interest Income (FTE) - Non-GAAP	$535.9	$390.2	$372.2	$362.0	$351.4

Net Interest Income - GAAP	$458.7	$381.0	$360.6	$346.4	$335.6
Add: FTE Adjustment	11.1	6.7	10.0	10.7	8.3
Net Interest Income (FTE) - Non-GAAP	$469.8	$387.7	$370.6	$357.1	$343.9

Net Interest Margin - GAAP	1.31%	1.03%	0.96%	0.95%	0.95%
Net Interest Margin (FTE) - Non-GAAP	1.35%	1.05%	0.99%	0.98%	0.97%

Total Revenue
Total Revenue - GAAP	$1,768.7	$1,718.7	$1,667.0	$1,633.8	$1,580.3
Add: FTE Adjustment	11.1	6.7	10.0	10.7	8.3
Total Revenue (FTE) - Non-GAAP	$1,779.8	$1,725.4	$1,677.0	$1,644.5	$1,588.6

NORTHERN TRUST CORPORATION SECOND QUARTER 2022 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s second quarter earnings conference call will be webcast on July 20, 2022.
The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 23 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2022, Northern Trust had assets under custody/administration of US$13.7 trillion, and assets under management of US$1.3 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Twitter @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q2 2022 vs.
	Q2 2022	Q1 2022	Q2 2021	Q1 2022	Q2 2021
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,143.4	$1,168.4	$1,075.4	(2)%	6%
Foreign Exchange Trading Income	77.6	80.9	70.6	(4)	10
Treasury Management Fees	10.6	11.1	11.3	(5)	(6)
Security Commissions and Trading Income	32.8	36.2	33.0	(9)	(1)
Other Operating Income	45.6	41.1	54.4	11	(16)
Investment Security Gains (Losses), net	—	—	—	N/M	N/M
Total Noninterest Income	1,310.0	1,337.7	1,244.7	(2)	5

Net Interest Income
Interest Income	524.8	383.5	343.1	37	53
Interest Expense	66.1	2.5	7.5	N/M	N/M
Net Interest Income	458.7	381.0	335.6	20	37

Total Revenue	1,768.7	1,718.7	1,580.3	3	12

Provision for Credit Losses	4.5	2.0	(27.0)	125	N/M

Noninterest Expense
Compensation	546.5	563.9	486.3	(3)	12
Employee Benefits	119.6	104.3	118.4	15	1
Outside Services	213.1	213.4	218.1	—	(2)
Equipment and Software	203.5	193.5	178.3	5	14
Occupancy	51.0	51.1	52.2	—	(2)
Other Operating Expense	89.9	79.7	67.5	13	33
Total Noninterest Expense	1,223.6	1,205.9	1,120.8	1	9

Income before Income Taxes	540.6	510.8	486.5	6	11
Provision for Income Taxes	144.4	121.5	118.4	19	22
NET INCOME	$396.2	$389.3	$368.1	2%	8%
Preferred Stock Dividends	4.7	16.2	4.7	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$391.5	$373.1	$363.4	5%	8%
Earnings Allocated to Participating Securities	3.2	3.1	3.2	4	—
Earnings Allocated to Common and Potential Common Shares	$388.3	$370.0	$360.2	5%	8%

Per Common Share
Net Income
Basic	$1.86	$1.78	$1.73	5%	8%
Diluted	1.86	1.77	1.72	5	8

Average Common Equity	$10,022.1	$10,626.3	$10,666.1	(6)%	(6)%
Return on Average Common Equity	15.7%	14.2%	13.7%
Return on Average Assets	1.03%	0.97%	0.96%

Cash Dividends Declared per Common Share	$0.70	$0.70	$0.70	—%	—%

Average Common Shares Outstanding (000s)
Basic	208,384	208,025	208,369
Diluted	208,878	208,809	209,138
Common Shares Outstanding (EOP) (000s)	208,387	208,380	208,395
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2022	2021	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,311.8	$2,139.1	8%
Foreign Exchange Trading Income	158.5	149.3	6
Treasury Management Fees	21.7	22.5	(3)
Security Commissions and Trading Income	69.0	67.8	2
Other Operating Income	86.7	109.3	(21)
Investment Security Gains (Losses), net	—	—	N/M
Total Noninterest Income	2,647.7	2,488.0	6

Net Interest Income
Interest Income	908.3	693.0	31
Interest Expense	68.6	17.3	N/M
Net Interest Income	839.7	675.7	24

Total Revenue	3,487.4	3,163.7	10

Provision for Credit Losses	6.5	(57.0)	N/M

Noninterest Expense
Compensation	1,110.4	1,004.8	11
Employee Benefits	223.9	221.8	1
Outside Services	426.5	414.5	3
Equipment and Software	397.0	355.0	12
Occupancy	102.1	103.0	(1)
Other Operating Expense	169.6	139.2	22
Total Noninterest Expense	2,429.5	2,238.3	9

Income before Income Taxes	1,051.4	982.4	7
Provision for Income Taxes	265.9	239.2	11
NET INCOME	$785.5	$743.2	6%
Preferred Stock Dividends	20.9	20.9	—
NET INCOME APPLICABLE TO COMMON STOCK	$764.6	$722.3	6%
Earnings Allocated to Participating Securities	6.3	6.9	(8)
Earnings Allocated to Common and Potential Common Shares	$758.3	$715.4	6%

Per Common Share
Net Income
Basic	$3.64	$3.44	6%
Diluted	3.63	3.42	6

Average Common Equity	$10,322.6	$10,659.3	(3)%
Return on Average Common Equity	14.9%	13.7%
Return on Average Assets	1.00%	0.97%

Cash Dividends Declared per Common Share	$1.40	$1.40	—%

Average Common Shares Outstanding (000s)
Basic	208,205	208,242
Diluted	208,844	209,043
Common Shares Outstanding (EOP) (000s)	208,387	208,395
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				June 30, 2022 vs.
	June 30, 2022	March 31, 2022	June 30, 2021	March 31, 2022	June 30, 2021
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$37,948.3	$55,626.1	$54,159.5	(32)%	(30)%
Interest-Bearing Due from and Deposits with Banks(3)	5,354.6	5,177.8	7,047.8	3	(24)
Federal Funds Sold	10.0	—	0.1	N/M	N/M
Securities Purchased under Agreements to Resell	1,171.8	1,031.4	947.8	14	24
Securities
U.S. Government	2,645.3	2,596.0	2,657.9	2	—
Obligations of States and Political Subdivisions	3,453.3	3,647.8	3,489.9	(5)	(1)
Government Sponsored Agency	22,219.8	23,007.1	24,144.9	(3)	(8)
Other(4)	28,173.8	30,110.2	29,551.3	(6)	(5)
Total Securities	56,492.2	59,361.1	59,844.0	(5)	(6)
Loans and Leases	41,207.8	39,239.1	37,406.6	5	10
Total Earning Assets	142,184.7	160,435.5	159,405.8	(11)	(11)
Allowance for Credit Losses	(154.7)	(152.0)	(160.5)	2	(4)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,357.6	1,502.0	1,683.3	57	40
Buildings and Equipment	476.6	486.0	496.5	(2)	(4)
Client Security Settlement Receivables	2,284.7	2,183.9	2,011.6	5	14
Goodwill	690.0	702.0	709.4	(2)	(3)
Other Assets	9,947.4	7,407.6	8,145.0	34	22
Total Assets	$157,786.3	$172,565.0	$172,291.1	(9)%	(8)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$30,857.0	$31,703.7	$31,604.7	(3)%	(2)%
Savings Certificates and Other Time	785.0	846.0	877.7	(7)	(11)
Non-U.S. Offices - Interest-Bearing	69,951.1	69,541.5	71,705.4	1	(2)
Total Interest-Bearing Deposits	101,593.1	102,091.2	104,187.8	—	(2)
Federal Funds Purchased	389.2	0.2	0.2	N/M	N/M
Securities Sold under Agreements to Repurchase	799.4	329.7	529.1	142	51
Other Borrowings	3,514.9	3,521.1	5,140.6	—	(32)
Senior Notes	3,305.8	2,377.5	3,036.0	39	9
Long-Term Debt	1,094.1	1,106.9	1,165.3	(1)	(6)
Floating Rate Capital Debt	—	—	277.8	N/M	(100)
Total Interest-Related Funds	110,696.5	109,426.6	114,336.8	1	(3)
Demand and Other Noninterest-Bearing Deposits	32,081.5	47,538.4	42,022.4	(33)	(24)
Other Liabilities	3,938.6	4,190.2	4,108.9	(6)	(4)
Total Liabilities	146,716.6	161,155.2	160,468.1	(9)	(9)
Common Equity	10,184.8	10,524.9	10,938.1	(3)	(7)
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,069.7	11,409.8	11,823.0	(3)	(6)
Total Liabilities and Stockholders’ Equity	$157,786.3	$172,565.0	$172,291.1	(9)%	(8)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q2 2022 vs.
	Q2 2022	Q1 2022	Q2 2021	Q1 2022	Q2 2021
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$36,708.4	$45,220.6	$37,424.5	(19)%	(2)%
Interest-Bearing Due from and Deposits with Banks(3)	4,227.6	4,384.0	6,736.7	(4)	(37)
Federal Funds Sold	2.2	0.7	0.1	199	N/M
Securities Purchased under Agreements to Resell	1,149.3	691.6	1,011.5	66	14
Securities
U.S. Government	2,648.1	2,500.7	2,676.0	6	(1)
Obligations of States and Political Subdivisions	3,486.6	3,793.4	3,373.0	(8)	3
Government Sponsored Agency	22,468.3	23,511.4	24,520.5	(4)	(8)
Other(4)	28,464.0	30,121.7	30,000.0	(6)	(5)
Total Securities	57,067.0	59,927.2	60,569.5	(5)	(6)
Loans and Leases	40,747.0	39,544.3	36,282.1	3	12
Total Earning Assets	139,901.5	149,768.4	142,024.4	(7)	(1)
Allowance for Credit Losses	(155.8)	(152.0)	(177.0)	2	(12)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,559.1	2,047.0	2,402.5	25	7
Buildings and Equipment	487.7	495.1	504.8	(1)	(3)
Client Security Settlement Receivables	1,587.8	1,825.5	1,532.6	(13)	4
Goodwill	693.8	704.2	707.8	(1)	(2)
Other Assets	9,010.0	7,454.8	7,305.0	21	23
Total Assets	$154,084.1	$162,143.0	$154,300.1	(5)%	—%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$30,967.5	$32,329.2	$27,427.0	(4)%	13%
Savings Certificates and Other Time	792.3	842.3	898.9	(6)	(12)
Non-U.S. Offices - Interest-Bearing	63,900.7	68,199.6	69,202.4	(6)	(8)
Total Interest-Bearing Deposits	95,660.5	101,371.1	97,528.3	(6)	(2)
Federal Funds Purchased	922.8	0.2	195.3	N/M	N/M
Securities Sold under Agreements to Repurchase	596.7	253.7	228.5	135	161
Other Borrowings	4,186.7	3,690.7	5,195.7	13	(19)
Senior Notes	2,885.1	2,442.4	3,022.9	18	(5)
Long-Term Debt	1,096.4	1,128.3	1,168.8	(3)	(6)
Floating Rate Capital Debt	—	—	277.8	N/M	(100)
Total Interest-Related Funds	105,348.2	108,886.4	107,617.3	(3)	(2)
Demand and Other Noninterest-Bearing Deposits	33,733.3	37,129.1	30,469.2	(9)	11
Other Liabilities	4,095.6	4,616.3	4,662.6	(11)	(12)
Total Liabilities	143,177.1	150,631.8	142,749.1	(5)	—
Common Equity	10,022.1	10,626.3	10,666.1	(6)	(6)
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	10,907.0	11,511.2	11,551.0	(5)	(6)
Total Liabilities and Stockholders’ Equity	$154,084.1	$162,143.0	$154,300.1	(5)%	—%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2022				2021
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,143.4		$1,168.4		$1,111.0		$1,111.0		$1,075.4
Other Noninterest Income	166.6		169.3		195.4		176.4		169.3
Net Interest Income	458.7		381.0		360.6		346.4		335.6
Total Revenue	1,768.7		1,718.7		1,667.0		1,633.8		1,580.3
Provision for Credit Losses	4.5		2.0		(11.5)		(13.0)		(27.0)
Noninterest Expense	1,223.6		1,205.9		1,168.9		1,128.7		1,120.8
Income before Income Taxes	540.6		510.8		509.6		518.1		486.5
Provision for Income Taxes	144.4		121.5		103.2		122.4		118.4
Net Income	$396.2		$389.3		$406.4		$395.7		$368.1

Per Common Share
Net Income - Basic	$1.86		$1.78		$1.92		$1.81		$1.73
- Diluted	1.86		1.77		1.91		1.80		1.72
Cash Dividends Declared per Common Share	0.70		0.70		0.70		0.70		0.70
Book Value (EOP)	48.87		50.51		53.58		53.04		52.49
Market Value (EOP)	96.48		116.45		119.61		107.81		115.62

Financial Ratios
Return on Average Common Equity	15.7%		14.2%		14.5%		13.7%		13.7%
Return on Average Assets	1.03		0.97		1.00		1.00		0.96
Net Interest Margin (GAAP)	1.31		1.03		0.96		0.95		0.95
Net Interest Margin (FTE*)	1.35		1.05		0.99		0.98		0.97

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$12,812.2		$14,513.0		$15,183.2		$14,800.2		$14,754.1
Wealth Management	921.5		1,031.1		1,065.6		976.0		973.0
Total Assets Under Custody / Administration	$13,733.7		$15,544.1		$16,248.8		$15,776.2		$15,727.1

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$9,771.2		$10,987.5		$11,554.8		$11,283.6		$11,260.8
Wealth Management	913.0		1,022.9		1,057.5		962.9		967.8
Total Assets Under Custody	$10,684.2		$12,010.4		$12,612.3		$12,246.5		$12,228.6

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$950.0		$1,091.6		$1,191.0		$1,159.5		$1,168.3
Wealth Management	352.8		396.2		416.1		372.9		371.1
Total Assets Under Management	$1,302.8		$1,487.8		$1,607.1		$1,532.4		$1,539.4

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans and Leases	$89.7		$100.8		$122.3		$141.0		$106.5
Other Real Estate Owned (OREO)	0.1		0.2		3.0		0.2		0.2
Total Nonaccrual Assets	$89.8		$101.0		$125.3		$141.2		$106.7
Nonaccrual Assets / Loans and Leases and OREO	0.22%		0.26%		0.31%		0.36%		0.29%
Gross Charge-offs	$—		$(0.1)		$(0.3)		$—		$—
Gross Recoveries	5.5		3.3		1.4		1.1		3.2
Net Recoveries (Charge-offs)	$5.5		$3.2		$1.1		$1.1		$3.2
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	0.05%		0.03%		0.01%		0.01%		0.04%
Allowance for Credit Losses Assigned to:
Loans and Leases	$138.2		$136.3		$138.4		$143.9		$148.8
Undrawn Loan Commitments and Standby Letters of Credit	43.5		37.5		34.1		39.8		46.5
Debt Securities and Other Financial Assets	18.2		16.1		12.2		11.4		11.7
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.5	x	1.4	x	1.1	x	1.0	x	1.4	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.